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For Immediate Release                                Contact: Arne Carlson
                                                              Chairman,
                                                              American Express
                                                              Funds' Board
                                                              612/330-9281

              Changes to American Express Funds' Board of Directors

Minneapolis - July 16, 2002. Arne Carlson, Chairman of the American Express Funds' Board of Directors, today announced that there will be an American Express Funds Shareholders' meeting on November 13, 2002, in Minneapolis. Six members of the current board will not seek reelection. They are: H. Brewster Atwater, Jr., Lynne V. Cheney, David R. Hubers, William R. Pearce, John R. Thomas and C. Angus Wurtele. The board voted the following in as new members effective at the November meeting: Philip J. Carroll, Jr., Barbara H. Fraser, Stephen W. Roszell and Alison Taunton-Rigby.

Philip Carroll is the retired Chairman and CEO of Fluor Corporation and former President and CEO of Shell Oil Company. Barbara Fraser is a former Managing Director of International Investments, Citibank Global, former Vice President and General Manager of Procter & Gamble and current Executive Vice President - Products and Marketing for American Express Financial Advisors. Steve Roszell is Chief Executive Officer of American Express Asset Management Group and Senior Vice President of Institutional Financial Services for American Express Financial Advisors. Alison Taunton-Rigby is President and CEO of Forester Biotech and has served on both the New England and Massachusetts Council's for Biotechnology.

The new board will have thirteen members; ten of who are independents and not in any way affiliated with the management company.